Exhibit 10.1

December 10, 2020

Neos Therapeutics, Inc.

2940 N. Highway 360

Grand Prairie, TX 75050

Attention: John Limongelli

Re: Acquisition of Neos Therapeutics, Inc.

Ladies and Gentlemen:

Reference is made to the Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), by and among Aytu Biosciences, Inc., a Delaware corporation (“Aytu”), Argon Merger Sub, Inc., a Delaware corporation, and Neos Therapeutics, Inc., a Delaware corporation (the “Company”), pursuant to which Acquisition Sub, or its permitted assignees, will be merged with and into the Company (the “Merger”). This letter agreement is being entered between Aytu and the Company to describe their agreement relating to a potential financing prior to the completion of the Merger. Capitalized terms used but not defined herein have the meanings ascribed to them in the Merger Agreement and, if not therein defined, as defined in the unsecured convertible note issued pursuant to the terms of the Merger Agreement by the Company to Aytu (the “Convertible Note”), the form of which is attached to this letter agreement (this “Agreement”) as Exhibit A.

1. Commitment. Aytu and the Company hereby commit, subject to (a) the terms and conditions set forth herein and (b) receipt of approval from The Nasdaq Stock Market (“Nasdaq”) with respect to the Convertible Note and the transactions contemplated thereby, that, promptly following the date hereof, they will in good faith prepare, negotiate and enter into (i) the Convertible Note and (ii) a registration rights agreement (the “Registration Rights Agreement”) on substantially the terms set forth in Sections 2 and 3 below (the “Commitment”).

2. Registration Rights Agreement. The Conversion Shares will be issued as a private placement of the securities. The Company shall agree to prepare and file a resale registration statement (“Registration Statement”) registering the resale of all the Conversion Shares, which Registration Statement shall be filed within 30 days from the termination of the Merger Agreement for any reason. The Company shall use best efforts cause the Registration Statement to be declared effective by the Securities and Exchange Commission within 75 days following the filing of the Registration Statement (the “Effectiveness Deadline”). If the Registration Statement is not declared effective by the Effectiveness Deadline, the Company will pay to Aytu an additional amount of common stock of the Company (“Common Stock”), or cash if the issuance of Common Stock is not permitted under the rules of Nasdaq, equal to 3% of the Common Stock covered on the Registration Statement for each 30-day period that the Registration Statement is not declared effective after the Effectiveness Deadline. In addition, if the Registration Statement is not effective or available to use prior to such time as Aytu can sell all of the Common Stock covered by the Registration Statement pursuant to Rule 144 without regard to volume limitations, the Company will pay to Aytu an additional amount of Common Stock, or cash if the issuance of Common Stock is not permitted under the rules of Nasdaq, equal to 3% of the remaining unsold amount of the Common Stock covered on the Registration Statement for each 30-day period that the Registration Statement is not available to use.

3. Other Covenants. The Registration Rights Agreement shall include a covenant that the Company shall not issue any equity or securities convertible into equity from the date the Convertible Note is issued (the “Note Issuance Date”) until 30 days after the date the Registration Statement is declared effective except for (i) the issuance by the Company of shares upon the exercise of a stock option or warrant or the conversion of a security outstanding on the Note Issuance Date (including, for the avoidance of doubt, convertible notes issued by the Company to its senior lenders), or (ii) the issuance by the Company of stock options, restricted stock units or shares of capital stock of the Company under any equity compensation plan of the Company.

4. Enforceability. This Agreement may only be enforced by Aytu and the Company. Notwithstanding anything to the contrary in this letter agreement, the Company’s creditors shall have no right to enforce this letter agreement or to cause the Company to enforce this letter agreement and none of the Company's equity holders or creditors shall have any right to enforce or cause the Company to enforce this letter agreement.

5. Termination. This Agreement will terminate automatically at the earlier to occur of (i) the Effective Time and (ii) the first date on which Aytu’s commitment to make advances under the Convertible Note has been terminated and all amounts outstanding under the Convertible Note have been paid in full in cash.

6. No Modification; Entire Agreement. This Agreement may not be amended, modified or supplemented except by an agreement in writing signed by the Company and Aytu. This Agreement, the Convertible Note and the Merger Agreement constitute the sole and entire agreement of Aytu or any of its affiliates, on the one hand, and the Company or any of its affiliates, on the other, with respect to the subject matter contained herein and in the Convertible Note, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter.

7. Parties in Interest; Third Party Beneficiaries. This Agreement is for the sole benefit of and shall be binding upon the Company and Aytu and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to or shall confer upon any person other than the Company and Aytu any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement.

8. Governing Law; Submission to Jurisdiction; Venue. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal Laws of the State of Delaware, without regard to the Laws of any other jurisdiction that might be applied because of the conflicts of Laws principles of the State of Delaware.

Each of the parties irrevocably agrees that any Action arising out of or relating to this Agreement brought by any party or its Affiliates against any other party or its Affiliates shall be brought and determined in the Court of Chancery of the State of Delaware; provided, that if jurisdiction is not then available in the Court of Chancery of the State of Delaware, then any such Action may be brought in any federal court located in the State of Delaware or any other Delaware state court. Each of the parties hereby irrevocably submits to the jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such Action arising out of or relating to this Agreement and the transactions contemplated hereby. Service of process, summons, notice or other document in accordance with 9.2 of the Merger Agreement, with respect to Aytu and the Company shall be effective service of process for any suit, action or other proceeding brought in any such court.

The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

9. Waiver of Jury Trial. Each party acknowledges and agrees that any controversy which may arise under this letter is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this letter or the transactions contemplated hereby.

10. No Assignment. The Commitment evidenced by this Agreement shall not be assignable by the Company or Aytu without the other party’s prior written consent. No transfer of any rights or obligations hereunder by Aytu or the Company shall be permitted without the consent of the other party. Any purported transfer or assignment of any portion of a party's rights or obligations hereunder in contravention of this Section 11 shall be null and void ab initio.

11. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this letter delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[signature page follows]

Very truly yours,

AYTU BIOSCIENCE, INC.

By	/s/ Josh Disbrow
Name:	Josh Disbrow
Title:	Chief Executive Officer

Agreed to and accepted:

NEOS THERAPEUTICS, INC.

By	/s/ Richard Eisenstadt
Name:	Richard Eisenstadt
Title:	Chief Financial Officer

EXHIBIT A

CONVERTIBLE NOTE

THIS INSTRUMENT AND THE INDEBTEDNESS EVIDENCED HEREBY, AND THE RIGHTS AND REMEDIES OF THE HOLDER OF THIS INSTRUMENT, ARE SUBORDINATED TO THE REPAYMENT AND FULL PERFORMANCE OF THE COMPANY’S INDEBTEDNESS AND OTHER OBLIGATIONS UNDER (I) THAT CERTAIN FACILITY AGREEMENT, DATED AS OF MAY 11, 2016 (AS AMENDED, RESTATED, SUPPLEMENTED AND OTHERWISE MODIFIED FROM TIME TO TIME, THE “SENIOR FACILITY AGREEMENT”), BY AND AMONG THE COMPANY AND THE LENDERS FROM TIME TO TIME PARTY THERETO (THE “SENIOR FACILITY LENDERS”) AND (II) THAT CERTAIN LOAN AND SECURITY AGREEMENT, DATED AS OF OCTOBER 2, 2019 (AS AMENDED, RESTATED, SUPPLEMENTED AND OTHERWISE MODIFIED FROM TIME TO TIME, THE “ABL AGREEMENT”), BY AND AMONG THE COMPANY, CERTAIN AFFILIATES OF THE COMPANY PARTY THERETO AND THE LENDERS FROM TIME TO TIME PARTY THERETO (THE “ABL LENDERS”) AND ENCINA BUSINESS CREDIT, LLC, AS AGENT FOR SUCH ABL LENDERS; AND THE HOLDER OF THIS INSTRUMENT, BY ITS ACCEPTANCE HEREOF, SHALL BE BOUND BY THE PROVISIONS HEREOF AND THE PROVISIONS OF (A) THAT CERTAIN SUBORDINATION AGREEMENT DATED AS OF THE DATE HEREOF AMONG THE COMPANY, THE HOLDER HEREOF AND THE SENIOR FACILITY LENDERS (AS AMENDED, RESTATED, SUPPLEMENTED AND OTHERWISE MODIFIED FROM TIME TO TIME, THE “SENIOR FACILITY SUBORDINATION AGREEMENT”) AND (B) THAT CERTAIN SUBORDINATION AGREEMENT DATED AS OF THE DATE HEREOF, AMONG THE COMPANY, THE HOLDER HEREOF AND THE ABL LENDERS (AS AMENDED, RESTATED, SUPPLEMENTED AND OTHERWISE MODIFIED FROM TIME TO TIME, THE “ABL SUBORDINATION AGREEMENT” AND, TOGETHER WITH THE SENIOR FACILITY SUBORDINATION AGREEMENT, THE “SUBORDINATION AGREEMENTS”).

UNSECURED CONVERTIBLE PROMISSORY NOTE

Issue Date:	Principal: Up to U.S. $5,000,000.00

FOR VALUE RECEIVED, NEOS THERAPEUTICS, INC., a Delaware corporation (the “Company”), hereby promises to pay to AYTU BIOSCIENCE, INC., a Delaware corporation, or its permitted registered assigns (collectively, the “Holder”), the Principal (as defined below) in the amount of up to Five Million U. S. dollars ($5,000,000.00) on the terms and conditions set forth in this Note (as defined below), which has been issued by the Company pursuant to, and in accordance with, the terms of that certain Agreement and Plan of Merger dated December [●], 2020 by and among the Company, Holder and Argon Merger Sub, Inc., a Delaware corporation, (as amended, supplemented or otherwise modified from time to time, in accordance with its terms, the “Merger Agreement”). The Company hereby promises to pay accrued and unpaid Interest and premium, if any, on the Principal on the dates, at the rates and in the manner provided herein.

1. Definitions.

(a) Certain Defined Terms. For purposes of this Note, the following terms shall have the following meanings:

(i) “Act of Bankruptcy” means, with respect to any Person, if (i) the Person shall (1) be or become insolvent, or (2) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or the like of the Person or entity or of all or a substantial part of the Person’s or entity’s property, or (3) commence a voluntary case under any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding under the laws of any jurisdiction, or (4) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, or (5) the Person’s inability to pay the Person’s debts as they mature, or (6) make an assignment for the benefit of the Person’s creditors; or (ii) a proceeding or case shall be commenced, without the application or consent of the Person, and which is not dismissed within 90 days after such commencement, in any court of competent jurisdiction, seeking (1) the liquidation, reorganization, dissolution, winding up or the composition or adjustment of debts of the Person or entity, (2) the appointment of a trustee, receiver, custodian or liquidator or the like of the Person or entity, or of all or any substantial part of the Person’s property, or (3) similar relief in respect of the Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts.

(ii) “Business Day” means any day other than Saturday, Sunday or any other day on which commercial banks in New York, New York are authorized or required by law to close.

(iii) “Change of Control” means (a) any “Person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) other than the holders of the Company’s voting stock on the date the Merger Agreement is executed and delivered by the parties thereto or their Controlled Investment Affiliates, is or shall at any time become the “beneficial owner” (as defined in Rule 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of greater than 50% of the voting interest in the Company’s stock, (b) a sale of substantially all of the assets of the Company and its subsidiaries, or (c) the occurrence of a “Change of Control”, “Change in Control”, “Fundamental Change” or concepts of similar import under the Senior Facility Agreement or the ABL Agreement; provided, however, in no event shall a “Change of Control” include or be a reference to, or be deemed to have occurred upon, the consummation of the transactions contemplated under the Merger Agreement on the Closing Date (as defined therein).

(iv) “Controlled Investment Affiliates” means as to any Person, any other Person that (a) directly or indirectly, is in control of, is controlled by, or is under common control with, such Person and (b) is organized by such Person primarily for the purpose of making equity or debt investments in one or more companies.

(v) “Common Stock” means the common stock of the Company, $0.001 par value per share.

(vi) “Conversion Amount” means the aggregate amount of Principal and Interest to be converted, which as of the Conversion Date, will be 100% of Principal as of such date, together with all accrued and unpaid Interest thereon as of such date.

(vii) “Conversion Date” means the date of delivery via facsimile or electronic mail of a Conversion Notice.

(viii) “Conversion Price” means, as of any Conversion Date, the greater of (i) $0.50, subject to adjustment for any Stock Event that occurs after the date hereof, and (ii) 90% of the arithmetic average of the Volume Weighted Average Prices per Share on each of the thirty (30) Trading Days immediately preceding the Conversion Date (the “Measurement Period”); provided, that in the event that a stock split, stock combination, reclassification, payment of stock dividend, recapitalization or other similar transaction of such character that the Shares shall be changed into or become exchangeable for a larger or small number of Shares (a “Stock Event”) is consummated during the Measurement Period, the Volume Weighted Average Price for all Trading Days during the Measurement Period prior to the effectiveness of the Stock Event shall be appropriately adjusted to reflect such Stock Event.

(ix) “Conversion Shares” means fully paid and nonassessable Shares issuable upon conversion of the Note in accordance with Section 3.

(x) “Delisting Event” means an event which shall be deemed to have occurred if the Shares cease to be listed, traded or publicly quoted on the Principal Market on which Shares are listed as of such date, and shall continue until such Shares are relisted or requoted on either the New York Stock Exchange, the NYSE American, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or, in each case, any successor thereto (each, a “Principal Market”).

(xi) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

(xii) “Interest” means any interest (including any default interest) accrued on the Principal pursuant to the terms of this Note.

(xiii) “Maturity Date” shall mean the earlier of (i) acceleration of the obligations evidenced hereby and (ii) November 7, 2022.

(xiv) “Market Disruption Event” means, with respect to any Trading Day and any security, (a) a failure by the Principal Market to open for trading during its entire regular trading session, (b) the occurrence or existence prior to 1:00 p.m., New York City time, on such day for such securities for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant securities exchange or otherwise) in such securities or in any options, contracts or future contracts relating to such securities, or (c) to the extent “Volume Weighted Average Price” is determined in accordance with clause (b) of the definition thereof, the suspension of trading for the one-half hour period ending on the scheduled close of trading on such day (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in such securities.

(xv) “Note” means this Unsecured Convertible Promissory Note (including all unsecured convertible promissory notes issued in exchange herefor or, upon transfer or replacement hereof, and as any of the foregoing may be further amended, restated, supplemented or otherwise modified from time).

(xvi) “Person” means and includes any natural person, individual, partnership, limited partnership, joint venture, corporation, trust, limited liability company, limited company, joint stock company, unincorporated organization, government entity or any political subdivision or agency thereof, or any other entity.

(xvii) “Principal” means the outstanding principal amount of this Note as of any date of determination.

(xviii) “Principal Market” shall have the meaning set forth in the definition of Delisting Event above.

(xix) “Reg Rights Side Letter” means the letter agreement, dated as of December 10, 2020 between Holder and the Company and substantially in the form attached hereto as Exhibit B.

(xx) “Register” means the register for the recordation of the name and address of the Holder of this Note and the Principal (and stated Interest) owing to such Holder from time to time.

(xxi) “SEC” means the United States Securities and Exchange Commission.

(xxii) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

(xxiii) “Shares” means shares of Common Stock.

(xxiv)  “Trading Day” means any day on which the Common Stock is traded for any period on the Principal Market; provided, that Trading Day shall not include any Trading Day on which there is a Market Disruption Event.

(xxv) “Volume Weighted Average Price” for any security as of any Trading Day means (a) the volume weighted average sale price of such security on the principal U.S. national or regional securities exchange on which such security is traded as reported by Bloomberg Financial Markets or an equivalent, reliable reporting service mutually acceptable to and hereinafter designated by Holder and the Company (“Bloomberg”), or (b) if no volume weighted average sale price is reported for such security, then the closing price per share of such security as reported by Bloomberg, or, if no closing price per share is reported for such security by Bloomberg, the average of the last bid and last ask price (or if more than one in either case, the average of the average last bid and average last ask prices) on such Trading Day as reported in the composite transactions for the principal U.S. national or regional securities exchange on which such security is traded. If the security is not listed for trading on a U.S. national or regional securities exchange on the relevant Trading Day, then the Volume Weighted Average Price will be the average of the mid-point of the last bid and last ask prices of the security in the over-the-counter market on the relevant Trading Day as reported by the OTC Markets Group, Inc. or similar organization. If the Volume Weighted Average Price cannot be calculated for such security on such date in the manner provided above, the Volume Weighted Average Price shall be the fair market value as mutually determined by the Company and the holders of a majority in interest of the Notes being converted (based on the Principal amount being converted by each such holder) for which the calculation of the Volume Weighted Average Price is required in order to determine the Conversion Price of such Notes. Volume Weighted Average Price will be determined without regard to after-hours trading or any other trading outside of the regular trading hours.

2. Multi-Advances; Principal & Interest; Payments.

(a) Advances. From time to time upon not less than 10 days’ prior written notice (which may be by electronic mail) by the Company to Holder and provided that the aggregate amount of all advances made hereunder does not exceed $5,000,000, the Company may request, and Holder shall advance, such sums as requested by the Company; provided that (i) no Event of Default has occurred and is continuing, (ii) no “Event of Default”, as defined under each of the Senior Facility Agreement and the ABL Agreement, has occurred and is continuing (iii) the Merger Agreement has not been terminated in accordance with its terms and (iv) any advance is in an amount of not less than $100,000 and in $100,000 increments thereof.

(b) Interest & Principal. Interest shall accrue on the Principal at the rate of 6.0% per annum, calculated on the basis of the actual number of days elapsed in a 365 day year, and shall compound monthly and be added to the Principal on the first day of each month beginning January 1, 2021, and the first day of each month thereafter, and shall be due and payable with the Principal. The Company acknowledges that this addition to Principal will result in the total outstanding principal amount of indebtedness evidenced by this Note exceeding the face amount of this Note. If an Event of Default has occurred and is continuing, the interest rate then in effect will be increased by 2.0% per annum (the “Default Margin”) and all overdue obligations under this Note will bear interest at the interest rate in effect at such time plus the Default Margin. Subject to the provisions of the Subordination Agreements, on the earlier to occur of acceleration of this Note and the Maturity Date, all Principal plus all accrued and unpaid Interest shall be due and payable.

(c) Optional Prepayments. Subject to the provisions of the Subordination Agreements, the Company may prepay at any time and from time to time, all or any portion of the balance remaining on this Note, without premium or penalty.

(d) Mandatory Prepayments. Subject to the provisions of the Subordination Agreements, upon payment in full in cash of all obligations under each of the Senior Facility Agreement and the ABL Agreement and termination of all commitments to lend thereunder, the Company shall repay the entire balance remaining under this Note on the first Business Day following the date each of the Senior Facility Agreement and the ABL Agreement has been “Paid in Full” (as such term or any similar term is defined in the applicable Subordination Agreement).

3. Conversion Rights. The Principal and accrued and unpaid Interest may be converted, in whole but not in part, into Shares on the terms and conditions set forth in this Section 3.

(a) Conversion at Option of the Holder. At any time beginning 30 days after termination of the Merger Agreement, subject to (i) the 9.985% Cap (as defined below), and (ii), the Exchange Cap (as defined below), the Holder shall be entitled to convert all or any part of the outstanding Principal and accrued Interest, as of the date of the Conversion Notice therefor delivered in accordance with this Section 3, into Conversion Shares in accordance with this Section 3 at the Conversion Rate (as defined in Section 3(b)). The Company shall not issue any fraction of a Share upon any conversion. If the issuance would result in the issuance of a fraction of a Share, then the Company shall round such fraction of a Share up or down to the nearest whole share (with 0.5 rounded up).

(b) Conversion Rate. The number of Conversion Shares issuable upon a conversion of any portion of this Note pursuant to Section 3 shall be determined according to the following formula (the “Conversion Rate”):

            Conversion Amount
Conversion Price

(c) Mechanics of Conversion. The conversion of Principal and Interest (“Conversion”) shall be conducted in the following manner:

(i) Holder’s Delivery Requirements. To convert a Conversion Amount into Conversion Shares pursuant to Section 3(a) above on any date, the Holder shall transmit by facsimile or electronic mail (or otherwise deliver), for receipt on or prior to 5:00 p.m. New York City time on such date, a copy of a conversion notice in the form attached hereto as Exhibit A (the “Conversion Notice”) to the Company (Attention: Richard Eisenstadt, Fax: (972) 408-1143, Email: reisenstadt@neostx.com).

(ii) Company’s Response. Subject to Section 3(g)(ii), upon receipt or deemed receipt by the Company of a copy of a Conversion Notice, the Company (I) shall promptly send, via electronic mail a confirmation of receipt of such Conversion Notice to the Holder and the Company’s designated transfer agent (the “Transfer Agent”), which confirmation shall constitute an instruction to the Transfer Agent to process such Conversion Notice in accordance with the terms herein, and (II) on or before the second (2nd) Business Day following the date of receipt or deemed receipt by the Company of such Conversion Notice (or, if earlier, the end of the then standard settlement period for U.S. broker-dealer securities transactions) (the “Share Delivery Date”), (A) provided the Holder (or its designee) is eligible to receive such Conversion Shares through The Depository Trust Company (“DTC”) (which shall include any time at which the Unrestricted Conditions (as defined below) are satisfied), credit such aggregate number of Conversion Shares to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian (“DWAC”) system, or (B) if the foregoing shall not apply, issue and deliver to the address as specified in the Conversion Notice, a stock certificate, registered in the name of the Holder or its designee, in each case, for the number of Conversion Shares to which the Holder shall be entitled. The Conversion Shares will be free-trading, and freely transferable, and will not contain a legend (or stop transfer instructions) restricting the resale or transferability of the Conversion Shares if any of the Unrestricted Conditions (as defined below) is met.

(iii) Dispute Resolution. In the case of a dispute as to the determination of the Conversion Price or the arithmetic calculation of the Conversion Rate, the Company shall instruct the Transfer Agent to issue to the Holder the number of Conversion Shares that is not disputed and shall transmit an explanation of the disputed determinations or arithmetic calculations to the Holder via electronic mail within two (2) Business Days of receipt or deemed receipt of the Holder’s Conversion Notice or other date of determination. If the Holder and the Company are unable to agree upon the determination of the Conversion Price or arithmetic calculation of the Conversion Rate within one (1) Business Day of such disputed determination or arithmetic calculation being transmitted to the Holder, then the Company shall promptly (and in any event within two (2) Business Days) submit via electronic mail (A) the disputed determination of the Conversion Price to an independent, reputable investment banking firm agreed to by the Company and the Holder, or (B) the disputed arithmetic calculation of the Conversion Rate to the Company’s independent registered public accounting firm, as the case may be. The Company shall direct the investment bank or the accounting firm, as the case may be, to perform the determination or calculation and notify the Company and the Holder of the results no later than two (2) Business Days from the time it receives the disputed determination or calculation. Such investment bank’s or accounting firm’s determination or calculation, as the case may be, shall be binding upon all parties absent manifest error. The fees and expenses of such investment bank or accountant shall be paid by the Company. Notwithstanding the existence of a dispute contemplated by this paragraph, if requested by the Holder, the Company shall issue to the Holder the Conversion Shares not in dispute in accordance with the terms hereof.

(iv) Record Holder. The Person or Persons entitled to receive the Conversion Shares issuable upon a Conversion shall be treated for all purposes as the legal and record holder or holders of such Shares upon delivery by the Holder of the Conversion Notice, or in the case of Conversion Shares the issuance of which is subject to a bona fide dispute that is subject to and being resolved pursuant to, and in compliance with the time periods and other provisions of, the dispute resolution provisions of Section 3(c)(iii), the first Business Day after the resolution of such bona fide dispute.

(v) Company’s Failure to Timely Convert.

(A) Cash Damages. If by the Share Delivery Date, the Company shall fail to issue the Conversion Shares and deliver a certificate to the Holder for, or credit the Holder’s or its designee’s balance account with DTC with, the number of Conversion Shares, as applicable, (free of any restrictive legend, provided any of the Unrestricted Conditions is satisfied) (a “Delivery Failure”), then, in addition to all other available remedies that the Holder may pursue hereunder and under the Merger Agreement, the Company shall pay additional damages to the Holder for each day after the Share Delivery Date such conversion is not timely effected in an amount equal to two percent (2%) of the product of (I) the number of Conversion Shares not issued to the Holder or its designee on or prior to the Share Delivery Date and to which the Holder is entitled and (II) the Volume Weighted Average Price of the Common Stock on the Share Delivery Date (such product is referred to herein as the “Share Product Amount”). Alternatively in lieu of the foregoing damages, subject to Section 3(c)(iii), at the written election of the Holder made in the Holder’s sole discretion, if, on or after the applicable Conversion Date, the Holder purchases (in an open market transaction or otherwise) Shares to deliver in satisfaction of a sale by such Holder of Conversion Shares that such Holder anticipated receiving from the Company (such purchased Shares, “Buy-In Shares”), the Company shall be obligated to promptly pay to such Holder (in addition to all other available remedies that the Holder may otherwise have), 110% of the amount by which (A) such Holder’s total purchase price (including brokerage commissions, if any) for such Buy-In Shares exceeds (B) the net proceeds received by such Holder from the sale of the number of Conversion Shares such Holder was entitled to receive but had not received on the Share Delivery Date. If the Company fails to pay the additional damages set forth in this Section 3(c)(v)(A) within five (5) Business Days of the date incurred, then the Holder entitled to such payments shall have the right at any time, so long as the Company continues to fail to make such payments, to require the Company, upon written notice, to immediately issue, in lieu of such cash damages, the number of Shares equal to the quotient of (X) the aggregate amount of the damages payments described herein divided by (Y) the Conversion Price specified by the Holder in the Conversion Notice. Amounts payable pursuant to this Section 3(c)(v) shall be paid on or before the fifth (5th) Business Day of each month following a month in which such payment accrued.

(B) Void Conversion Notice. If for any reason the Holder has not received all of the Conversion Shares prior to the tenth (10th) Business Day after the Share Delivery Date with respect to a Conversion (a “Conversion Failure”), then the Holder, upon written notice to the Company (a “Void Conversion Notice”), may void its Conversion with respect to, and retain or have returned, as the case may be, any portion of Principal that has not been converted pursuant to the Holder’s Conversion Notice; provided, that the voiding of the Holder’s Conversion Notice shall not affect the Company’s obligations to make any payments that have accrued prior to the date of such notice pursuant to Section 3(c)(v)(A) or otherwise.

(vi) Book-Entry. Notwithstanding anything to the contrary set forth herein, upon Conversion or repayment of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company.

(d) Taxes. The Company shall pay any and all taxes (excluding income taxes, franchise taxes or other taxes levied on gross earnings, profits or the like of the Holder) that may be payable with respect to the issuance and delivery of Conversion Shares upon the conversion of this Note, unless the tax is due because the Holder requests any Conversion Shares to be issued in a name other than the Holder’s name, in which case the Holder will pay that tax.

(e) Legends.

(i) Restrictive Legend. The Holder understands that until such time as the Conversion Shares have been registered under the Securities Act as contemplated by the Reg Rights Side Letter or otherwise may be sold pursuant to Rule 144 under the Securities Act or an exemption from registration under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Conversion Shares, as applicable, may bear a restrictive legend in substantially the following form (and a stop-transfer order consistent therewith may be placed against transfer of the certificates for such securities):

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAW. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, INCLUDING PURSUANT TO RULE 144 UNDER THE SECURITIES ACT OR PURSUANT TO A PRIVATE SALE EFFECTED UNDER SECTION 4(a)(7) OF THE SECURITIES ACT OR APPLICABLE FORMAL OR INFORMAL SEC INTERPRETATION OR GUIDANCE, SUCH AS A SO-CALLED “4[(a)](1) AND A HALF SALE.” NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

(ii) Removal of Restrictive Legends. The certificates evidencing the Conversion Shares shall not contain or be subject to (and the Holder shall be entitled to the removal of) any legend or stop transfer instructions restricting the transfer thereof (including the legend set forth above in subsection 3(e)(i)): (A) while a registration statement covering the resale of such security by the Holder is effective under the Securities Act, (B) following any sale of such Conversion Shares pursuant to Rule 144, (C) if such Conversion Shares are eligible for sale under Rule 144(b)(1) without limitations, including with respect to those described in Rule 144(c)(1), (D) if the Holder certifies at any time that the Holder is not an “affiliate” of the Company (as such term is used under Rule 144 pursuant to the Securities Act), and the Holder’s holding period for purposes of Rule 144 and subsection (d)(3)(iii) thereof with respect to the Conversion Shares is at least six (6) months (it being acknowledged and agreed by the Company that the Holder’s holding period for the Conversion Shares shall be deemed to have commenced on the date hereof), or (E) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC) (the “Unrestricted Conditions”). Promptly following such time as any of the Unrestricted Conditions has been satisfied, the Company shall cause its counsel to issue a legal opinion or other instruction to the Transfer Agent (if required by the Transfer Agent) to effect the issuance of the Conversion Shares without a restrictive legend or, in the case of Conversion Shares that have previously been issued, the removal of the legend thereunder. If any of the Unrestricted Conditions is met at the time of issuance of the Conversion Shares, then the Conversion Shares shall be issued free of all legends. The Company agrees that following such time as any of the Unrestricted Conditions is met or such legend is otherwise no longer required under this Section 3(e), it will, no later than two (2) Trading Days (or if earlier, the number of Trading Days comprising the then standard settlement period for U.S. broker-dealer securities transactions) following the delivery (the “Unlegended Shares Delivery Deadline”) by the Holder to the Company or the Transfer Agent of any certificate representing Conversion Shares, as applicable, issued with a restrictive legend (such fourth Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to such Holder a certificate (or electronic transfer) representing such Shares that is free from all restrictive and other legends. The Company shall assume (and the Holder shall be deemed to represent) that the Holder is not an affiliate of the Company, unless the Holder has otherwise advised the Company in writing.

(iii) Sale of Unlegended Shares. Holder agrees that the removal of the restrictive legend from any certificates representing securities as set forth in Section 3(e)(i) above is predicated upon the Company’s reliance that the Holder will sell any Conversion Shares pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if such securities are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein.

(f) Reservation of Shares. The Company shall at all times reserve and keep available out of its authorized but unissued Shares solely for the purpose of effecting Conversions of this Note, such number of Shares as shall from time to time be sufficient to effect the conversion of the Note (without giving effect to the 9.985% Cap); and if at any time the number of authorized but unissued Shares shall not be sufficient to effect the conversion of the entire Principal amount convertible under this Note, the Company will use its best efforts to take such corporate action as may, in the opinion of counsel, be necessary to increase its authorized but unissued Shares to such number of Shares as shall be sufficient for such purpose. The Company covenants and agrees that, upon any Conversion of this Note, all Shares issuable upon such Conversion shall be duly and validly issued, fully paid and nonassessable and not subject to preemptive rights, rights of first refusal or similar rights of any Person.

(g) Limitations on Conversion.

(i) Beneficial Ownership Limitation. Notwithstanding anything herein to the contrary, the Company shall not be required to issue to the Holder, and the Holder may not acquire, a number of Shares upon Conversion or otherwise issue any Shares pursuant hereto to the extent that, upon such Conversion, the number of Shares then beneficially owned by the Holder and any other Persons or entities whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act (including Shares held by any “group” of which the Holder is a member, but excluding Shares beneficially owned by virtue of the ownership of securities or rights to acquire securities that have limitations on the right to convert, exercise or purchase similar to the limitation set forth herein) would exceed 9.985% of the total number of Shares then issued and outstanding (the “9.985% Cap”); provided, however, that the 9.985% Cap shall only apply to the extent that the Common Stock is deemed to constitute an “equity security” pursuant to Rule 13d-1(i) promulgated under the Exchange Act. For purposes hereof (including the representation contemplated by the second paragraph of this Section 3(g)(i)), “group” has the meaning set forth in Section 13(d) of the Exchange Act and applicable regulations of the SEC, and the percentage held by the Holder shall be determined in a manner consistent with the provisions of Section 13(d) of the Exchange Act. For purposes hereof (including the representation contemplated by the second paragraph of this Section 3(g)(i)), in determining the number of outstanding Shares, the Holder may rely on the number of outstanding Shares as stated in the Company’s most recent quarterly or annual report filed with the SEC, or any current report filed by the Corporation with the SEC subsequent thereto. Upon the written request of the Holder, the Company shall, within two (2) Trading Days, confirm orally and in writing to the Holder the number of Shares then outstanding, and the Holder shall be entitled to rely upon such confirmation for purposes hereof (including the representation contemplated by the second paragraph of this Section 3(g)(i)).

Delivery of a Conversion Notice by the Holder shall constitute a representation by the Holder that the issuance of Common Stock in accordance with such Conversion Notice will not cause the Holder (together with any other Person whose beneficial ownership of Common Stock would be aggregated with such Holder’s for purposes of Section 13(d) of the Exchange Act and the applicable regulations of the SEC) to beneficially own a number of Shares in excess of the 9.985% Cap, as determined in accordance with, and subject to the terms, conditions, qualifications and assumptions set forth in, the immediately preceding paragraph.

(ii) Principal Market Regulation. The Company shall not be required to issue any Shares upon a Conversion if the issuance of such Shares together with any previous issuances of Shares pursuant to this Note by the Holder hereof would exceed [__________]1 Shares, subject to appropriate adjustment for any Stock Event that occurs after the date hereof (the “Exchange Cap”). Upon any conversion of this Note, the Company shall issue the maximum amount of the number of Shares set forth in the applicable Conversion Notice that may be issued without exceeding the Exchange Cap. For the avoidance of doubt, to the extent the conversion of any Principal and Interest of this Note pursuant to any Conversion Notice in respect of a Conversion would have resulted in an issuance of Shares in excess of the Exchange Cap, such Principal and Interest shall not be converted (the Company having no obligation to net cash settle such conversion), and such Principal shall remain outstanding and shall be repaid in cash in accordance with the terms of this Note. Alternatively, at the option of the Holder, the Conversion Price will be increased to [__________] for the portion of the Conversion that would result in an issuance of Shares in excess of the Exchange Cap 2.

4. Voting Rights. Except as required by law, the Holder shall have no voting rights with respect to any of the Conversion Shares until the Conversion Date relating to the conversion of this Note upon which such Conversion Shares are issuable (or in the case of Conversion Shares the issuance of which is subject to a bona fide dispute that is subject to and being resolved pursuant to, and in compliance with the time periods and other provisions of, the dispute resolution provisions of Section 3(c)(iii), the first Business Day after the resolution of such bona fide dispute).

5. Events of Default. Subject to the provisions set forth in the Subordination Agreements, the Principal of this Note, together with all Interest accrued and unpaid thereon, shall at the option of the Holder become immediately due and payable if any one or more of the following events (an “Event of Default”) shall have occurred and be continuing: (i) the Company’s failure to pay any amount due on this Note when due; or (ii) any Act of Bankruptcy shall occur with respect to the Company.

6. Acceleration; Due on Sale. Subject to the provisions of the Subordination Agreements in the event of: (i) a Change of Control or (ii) an Event of Default, Holder may, by written notice to the Company, declare all amounts owing under this Note to be due and payable forthwith, whereupon the same shall immediately become due and payable.

[1]	This will be 19.9% of the Company’s outstanding common stock.

[2]	This will be the closing price required by Nasdaq for this portion to not be considered sold at a discount. To discuss if this will work for Nasdaq.

7. Amendment; Waiver. The terms and provisions of this Note shall not be amended or waived except in a writing signed by the Company and the Holder.

8. Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, the Merger Agreement, at law or in equity (including a decree of specific performance and/or other injunctive relief). No remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy, and nothing herein shall limit the Holder’s right to pursue actual damages for any failure by the Company to comply with the terms of this Note. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies (at law or in equity), to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

9. Specific Shall Not Limit General; Construction. No specific provision contained in this Note shall limit or modify any more general provision contained herein. This Note shall be deemed to be jointly drafted by the Company and Holder and shall not be construed against any Person as the drafter hereof.

10. Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

11. Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be provided in accordance with the notice provisions in the Merger Agreement.

12. Restrictions on Transfer.

(a) Registration or Exemption Required. This Note has been issued in a transaction exempt from the registration requirements of the Securities Act. None of the Note or the Conversion Shares may be transferred, sold, assigned, hypothecated or otherwise disposed of except pursuant to an effective registration statement or an exemption to the registration requirements of the Securities Act and applicable state securities laws including, without limitation, pursuant to Section 4(a)(7) of the Securities Act, Rule 144 under the Securities Act or a so-called “4[(a)](1) and a half” transaction.

(b) Assignment. The Holder may not sell, transfer, assign, pledge, hypothecate or otherwise dispose of this Note, in whole or in part without the express prior written consent of the Company and any such purported sale, transfer, assignment, pledge, hypothecation or other disposition shall be void ab initio; provided, however, following the termination of the Merger Agreement, the Company shall not unreasonably withhold, condition or delay such consent. No assignment of this Note shall be effective unless effected by the Company (including by making appropriate notation of such transfer on the Register). This Note and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and expressly permitted assigns of the Holder.

(c) Registered Note. This Note may be transferred only upon notation of such transfer on the Register, which the Company shall promptly endeavor to do upon any transfer otherwise permitted hereunder, and no assignment thereof shall be effective until recorded therein.

13. Payment of Collection, Enforcement and Other Costs. If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding; or (b) an attorney is retained to represent the Holder in any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Note, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action, including reasonable attorneys’ fees and disbursements.

14. Cancellation. After all Principal, Interest and other amounts at any time owed under, or on account of, this Note have been paid in full or converted into Shares in accordance with the terms hereof, this Note shall automatically be deemed cancelled, shall be surrendered to the Company for cancellation and shall not be reissued. Notwithstanding anything in this Note to the contrary, this Note shall automatically, and without any action on the part of either the Company or the Holder, be deemed to be paid in full and cancelled effective as of the Effective Time (as defined in the Merger Agreement).

15. Waiver of Notice. To the extent permitted by law, the Company hereby waives demand, notice, presentment, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Merger Agreement.

16. Governing Law. This Note shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such State. All legal proceedings concerning the interpretation and enforcement of this Note shall be brought and determined in the Court of Chancery of the State of Delaware; provided, that if jurisdiction is not then available in the Court of Chancery of the State of Delaware, then any such proceeding may be brought in any federal court located in the State of Delaware or any other Delaware state court. The Company hereby and each Holder (by its acceptance of this Note) irrevocably submits to the exclusive jurisdiction of such courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or other proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or other proceeding is improper or is an inconvenient venue for such proceeding. The Company hereby and each Holder (by its acceptance of this Note) irrevocably waives personal service of process and consents to process being served in any such suit, action or other proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such Person at the address in effect for notices to it under the Merger Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. EACH OF THE COMPANY AND THE HOLDER (BY ACCEPTANCE HEREOF) IRREVOCABLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BROUGHT TO ENFORCE ANY PROVISION OF THIS NOTE OR ANY OTHER TRANSACTION DOCUMENT. THIS WAIVER APPLIES TO ANY ACTION, SUIT OR PROCEEDING WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE. EACH OF THE COMPANY AND THE HOLDER (BY ITS ACCEPTANCE HEREOF (A) CERTIFIES THAT NO OTHER PARTY AND NO AGENT, REPRESENTATIVE OR OTHER PERSON AFFILIATED WITH OR RELATED TO ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 16.

17. Interpretative Matters. Unless the context otherwise requires, (a) all references to Sections or Exhibits are to Sections or Exhibits contained in or attached to this Note, (b) each accounting term not otherwise defined in this Note has the meaning assigned to it in accordance with generally accepted accounting principles, (c) words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter and (d) the use of the word “including” in this Note shall be by way of example rather than limitation. If a stock split, stock dividend, stock combination or other similar event occurs during any period over which an average price is being determined, then an appropriate adjustment will be made to such average to reflect such event.

18. Execution. A facsimile, telecopy, PDF or other reproduction of this Note may be delivered by the Company, and an executed copy of this Note may be delivered by the Company by facsimile, e-mail or other similar electronic transmission device pursuant to which the signature of or on behalf of the Company can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. The Company hereby agrees that it shall not raise the execution of facsimile, PDF or other reproduction of this Note, or the fact that any signature was transmitted by facsimile, e-mail or other similar electronic transmission device, as a defense to the Company’s execution of this Note. Notwithstanding the foregoing, the Company shall be required to deliver an originally executed Note to the Holder.

[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the date first set forth above.

COMPANY:

NEOS THERAPEUTICS, INC.

By:
Name:
Title:

Accepted and agreed:

Holder:

Aytu Bioscience, Inc.

By:
Name:
Title:

Exhibit A

CONVERSION NOTICE

Notice Date: ________

Reference is made to the Unsecured Subordinated Convertible Promissory Note, dated December [__], 2020 (the “Note”) of NEOS THERAPEUTICS, INC., a Delaware corporation (the “Company”), in the original principal amount of up to $5,000,000.00; capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Note. In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Conversion Amount indicated below, which is 100% of the Principal as of the Notice Date set forth above, into shares of common stock, par value $0.001 per share (the “Common Stock”), of the Company, as of the date specified below.

Date of Conversion:

Amount of Principal to be converted:

Please confirm the following information:

Conversion Price:

Number of shares of Common Stock to be issued:

Please issue the Common Stock into which the Note is being converted in the following name and, if physical certificates are applicable, to the following address:

Issue to:

DTC Participant Number and Name:

Account Number:

Exhibit B

Reg Rights Side Letter

[see attached]